UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2011 (June 10, 2011)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 10, 2011, Premier Power Renewable Energy, Inc. (the “Registrant”) and Renew, Inc. (“Renew”) entered into a Teaming Agreement (the “Teaming Agreement”).  The parties agreed to work exclusively with each other on submitting proposals for the engineering, procurement, and construction (“EPC”) of certain photovoltaic solar system projects in Northern California.  When one party is awarded such a project, then Renew will be the prime contractor, and the Registrant will be Renew’s subcontractor.  A party may decline to participate on a particular project with the other party, in which case the non-declining party may work with another third-party on the project.

The projects subject to the Teaming Agreement are those that are:

•	connected directly to the utility grid at a medium or high voltage,
•	ground mounted,
•	larger than 1.5 MWp,
•	located in the State of California at a latitude of 35 degrees North or higher,
•	connected to the utility grid at a single point of connection, and
•	being procured by an owner under a single contract providing for EPC.

The originating party will receive 1% of the amount of the EPC contract executed by Renew for the project.

The Teaming Agreement will terminate on the first to occur of the following:

(i)	the mutual written agreement of the parties;

(ii)	the failure of the parties to reach agreement on the material terms of the subcontract to be used under the Teaming Agreement;

(iii)	the failure by either party to perform its obligations in connection with any project awarded to the team in any substantial or material respect;

(iv)	April 1, 2014; and

(v)	the award of contracts in connection with the Teaming Agreement that in the aggregate provides for the procurement of at least 100 MW of installed capacity.

If, however, prior to April 1, 2014, the parties are awarded contracts that in the aggregate provide for at least 100 MW of installed capacity, the term of the Teaming Agreement will be automatically extended to the second year anniversary of the date that the parties reach or exceed the 100 MW milestone.  If prior to the extended term’s expiration the parties reach another 100 MW milestone, then the term will again be automatically extended for an additional two (2) years.

A copy of the Teaming Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.   The foregoing description of the Teaming Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Teaming Agreement.

Item 9.01(d)  Financial Statements and Exhibits.

No.	Description

10.1	Teaming Agreement between the Registrant and Renew Energy, Inc., dated June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC.
(Registrant)

Date: June 16, 2011	By:	/s/ Frank J. Sansone
Frank J. Sansone
Chief Financial Officer